UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

Ra Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2023, Ra Medical Systems, Inc. (the “Company”) received the resignation of Will McGuire from his positions as Chief Executive Officer and Secretary, and as a member of the Board of Directors, effective April 28, 2023, for personal reasons.  The Board of Directors has established a search committee consisting of Susanne Meline and James Caruso to identify a new Chief Executive Officer.  Until a new Chief Executive Officer is identified, David Jenkins, Executive Chairman of the Board, will serve as interim Chief Executive Officer and as the Company’s principal executive officer, effective April 28, 2023.  Biographical information and information regarding related party transactions with respect to Mr. Jenkins is contained in Part III, Items 10 and 13 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, which Items are incorporated by reference herein.

In connection with Mr. McGuire’s resignation, he and the Company entered into a second amendment to his change in control and severance agreement, which among other things, clarified that the amount of Mr. McGuire’s severance payment would be based on his 2022 base salary and bonus opportunity, and provided that he would not receive Cobra coverage following his termination of employment.  Mr. McGuire will receive a severance payment of approximately $1.8 million pursuant to his change in control and severance agreement.  A copy of the amendment is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

The Company issued a press release on April 18, 2023 with respect to Mr. McGuire’s resignation, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Second Amendment to Change in Control and Severance Agreement with Will McGuire dated April 17, 2023
99.1	Press Release Issued on April 18, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: April 18, 2023	By:	/s/ David A. Jenkins
David A. Jenkins
Executive Chairman of the Board and Interim Chief Executive Officer

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